Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Second Quarter 2016 Financial Results

Atlanta - August 4, 2016 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended June 30, 2016, reporting basic earnings of ($0.10) per common share, core earnings* of $0.42 per common share and book value per diluted common share** of $17.08.

Despite low global growth and continued market uncertainty, credit spreads tightened in the second quarter of 2016. The Company's high quality asset portfolio appreciated, driving our book value per diluted common share** higher by 3.3% for the quarter. "Our equity is allocated 60% to commercial and residential credit assets, and 40% to Agency RMBS as of June 30, 2016. We believe the Company is positioned well, with a high quality asset mix, appropriate capitalization and a balanced risk profile. Assuming reasonable market conditions, we anticipate continued credit spread tightening in our portfolio as global investors search for yield and stability," said Richard King, President and CEO. Available cash flow during the quarter was used primarily to increase holdings of 15 year Agency RMBS in an effort to maintain a neutral interest rate risk profile amid falling interest rates.

"Our assets continue to improve as they season and benefit from growing borrower equity due to property price appreciation," said Mr. King. The Company remains committed to employing capital in strategies intended to optimize risk-adjusted returns to its stockholders. "Improving asset quality, shorter maturities, and modest leverage in our portfolio should continue to reduce book value volatility and improve economic return,***" added Mr. King.
Highlights
•	Q2 2016 net loss attributable to common stockholders of $11.6 million or ($0.10) basic and diluted loss per common share reflecting a $90.4 million net loss on interest rate hedges
•	Q2 2016 core earnings* of $47.3 million, core earnings per common share* of $0.42, and a common stock dividend of $0.40 per share
•	Q2 2016 book value per diluted common share** of $17.08 vs. $16.53 at Q1 2016 and $17.14 at Q4 2015
•	Economic return*** for the three and six months ended June 30, 2016 of 5.7% and 4.3%, respectively
•
Q2 2016 comprehensive income attributable to common stockholders was $106.5 million or $0.95 per common share vs. comprehensive loss attributable to common stockholders of $33.9 million or ($0.30) per common share for Q1 2016

•	Funded one commercial loan totaling $13 million in Q2 2016
* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
***Economic return for the quarter ended June 30, 2016 is defined as the change in book value per diluted common share from March 31, 2016 to June 30, 2016 of $0.55; plus dividends declared of $0.40 per common share; divided by the March 31, 2016 book value per diluted common share of $16.53. Economic return for the six months ended June 30, 2016 is defined as the change in book value per diluted common share from December 31, 2015 to June 30, 2016 of ($0.06); plus dividends declared of $0.80 per common share; divided by the December 31, 2015 book value per diluted common share of $17.14.

1

Exhibit 99.1

Key performance indicators for the quarters ended June 30, 2016 and March 31, 2016 are summarized in the table below.

($ in millions, except share amounts)	Q2 ‘16	Q1 '16 (1)
(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$15,464.3	$15,431.4
Average borrowed funds	13,471.4	$13,532.6
Average equity	$2,027.5	$1,939.2

Total interest income	$118.8	$127.1
Total interest expense	39.6	50.1
Net interest income	79.2	77.0
Total other income (loss)	(74.3)	(217.8)
Total expenses	11.0	11.5
Net income (loss)	(6.0)	(152.3)
Net income (loss) attributable to non-controlling interest	(0.1)	(1.9)
Dividends to preferred stockholders	5.7	5.7
Net income (loss) attributable to common stockholders	($11.6)	($156.2)
Comprehensive income (loss) attributable to common stockholders	$106.5	($33.9)

Average earning asset yield	3.07%	3.30%
Cost of funds	1.17%	1.48%
Net interest rate margin	1.90%	1.82%
Debt-to-equity ratio	6.2	x	6.1x
Book value per common share (diluted)**	$17.08	$16.53
Earnings (loss) per common share (basic)	($0.10)	($1.38)
Earnings (loss) per common share (diluted)	($0.10)	($1.38)
Comprehensive income (loss) attributable to common stockholders per common share (basic)	$0.95	($0.30)
Dividends declared per common share	$0.40	$0.40
Dividends declared per preferred share on Series A Preferred Stock	$0.4844	$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844	$0.4844

Non-GAAP Financial Measures*:
Core earnings	$47.3	$51.0
Core earnings per common share	$0.42	$0.45
Effective interest income	$124.9	$133.5
Effective yield	3.23%	3.46%
Effective interest expense	$61.3	$66.3
Effective cost of funds	1.81%	1.96%
Effective net interest income	$63.6	$67.2
Effective interest rate margin	1.42%	1.50%
Repurchase agreement debt-to-equity ratio	5.8	x	5.8x

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
(1) Certain U.S. GAAP and non-GAAP financial measures have been revised to correct immaterial errors in accounting for premiums and discounts on non-Agency RMBS not of high credit quality. For further information, see Note 17 of the Company's condensed consolidated financial statements to be filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

2

Exhibit 99.1

Financial Summary
Net loss attributable to common stockholders for the second quarter of 2016 was $11.6 million, compared to $156.2 million for the first quarter of 2016. The second quarter of 2016 net loss attributable to common stockholders decreased primarily due to lower net losses on derivative instruments during the second quarter. The Company recorded a $90.4 million net loss on derivative instruments in the second quarter of 2016 versus a $238.5 million net loss on derivative instruments in the first quarter of 2016. During the first quarter of 2016, the Company incurred unrealized losses on derivative instruments of $166.5 million due to the fall in interest rates, which was the primary driver of the first quarter net loss. Book value per diluted common share for the second quarter of 2016 increased by 3.3% to $17.08, primarily due to higher valuations on the Company's mortgage-backed and credit risk transfer securities.
During the second quarter of 2016, the Company generated $47.3 million in core earnings, a decrease of $3.7 million or 7.3% from the first quarter of 2016. The decrease in core earnings reflects lower effective net interest income on Agency and non-Agency RMBS.
Average earning assets increased slightly to $15.5 billion for the quarter ended June 30, 2016 compared to $15.4 billion for the quarter ended March 31, 2016. During the second quarter, the Company primarily used proceeds from paydowns and sales of investments to purchase 15 year fixed-rate Agency securities. The Company increased its allocation of equity to Agency securities from 34% as of March 31, 2016 to 40% as of June 30, 2016 reflecting its strategy of maintaining a neutral interest rate profile in the current falling interest rate environment. Interest income decreased to $118.8 million for the quarter ended June 30, 2016 compared to $127.1 million during the quarter ended March 31, 2016, reflecting a decrease in average earning asset yield to 3.07% from 3.30% in the quarter ended March 31, 2016. The decrease in average earning asset yield was driven by a higher portfolio allocation to 15 year fixed-rate Agency securities that account for 16% of our investment holdings as of June 30, 2016.
During the second quarter of 2016, the Company also utilized a portion of the proceeds from paydowns and sales of investments to invest $13 million in one new commercial real estate loan. In the six months ended June 30, 2016, the Company invested $83.0 million in five new commercial real estate loans and repurchased 2.1 million shares of its common stock for an aggregate purchase price of $25.0 million.
For the quarter ended June 30, 2016, the Company had average borrowed funds of $13.5 billion compared to $13.5 billion for the first quarter of 2016 and interest expense of $39.6 million compared to $50.1 million during the quarter ended March 31, 2016. The Company's cost of funds was 1.17% and 1.48% for the second quarter of 2016 and first quarter of 2016, respectively. Interest expense and the cost of funds decreased primarily due to a decline in amortization of net deferred losses on de-designated interest rate swaps. The Company repositioned its hedging portfolio during the first quarter of 2016 in response to lower market expectations of an increase in the federal funds interest rate later this year. The Company has maintained a relatively stable debt-to-equity ratio and repurchase agreement debt-to-equity ratio over the last six months.
Total expenses for the second quarter of 2016 were approximately $11.0 million, compared to $11.5 million for the first quarter of 2016. Management fees totaled $9.1 million in the second quarter, down from $9.5 million in the first quarter of 2016. Management fees decreased in the second quarter of 2016 primarily due to the full quarter impact of share repurchases in the first quarter of 2016. General and administrative expenses were $1.9 million in the second quarter of 2016, a decrease of $0.1 million from the first quarter of 2016. General and administrative expenses were slightly higher in the first quarter of 2016 primarily due to costs associated with repositioning the Company's hedging portfolio and closing new commercial loan investments.
The ratio of annualized total expenses to average equity* decreased from 2.38% for the first quarter of 2016 to 2.16% for the second quarter of 2016, reflecting the aforementioned decrease in second quarter expenses and higher average equity.

3

Exhibit 99.1

The Company's average assets, average borrowings, interest income, and income expense are significantly lower in 2016 than in 2015 due to the deconsolidation of the residential securitizations in December 2015.
As previously announced, the Company declared the following dividends on June 15, 2016: a common stock dividend of $0.40 per share paid on July 26, 2016; a Series A preferred stock dividend of $0.4844 per share paid on July 25, 2016; and a Series B preferred stock dividend of $0.4844 per share that will be paid on September 27, 2016.

*The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on a weighted balance basis.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

4

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, August 5, 2016, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 19, 2016 by calling:

800-274-8308 (North America) or 1-203-369-3678 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share amounts	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Interest Income
Mortgage-backed and credit risk transfer securities	112,860	122,246	128,491	235,106	267,539
Residential loans (1)	—	—	30,247	—	59,621
Commercial loans	5,947	4,893	4,491	10,840	7,606
Total interest income	118,807	127,139	163,229	245,946	334,766
Interest Expense
Repurchase agreements	31,260	41,800	40,931	73,060	84,241
Secured loans	2,688	2,715	1,553	5,403	3,017
Exchangeable senior notes	5,614	5,613	5,613	11,227	11,220
Asset-backed securities (1)	—	—	22,329	—	44,227
Total interest expense	39,562	50,128	70,426	89,690	142,705
Net interest income	79,245	77,011	92,803	156,256	192,061
Reduction in provision for loan losses	—	—	70	—	132
Net interest income after reduction in provision for loan losses	79,245	77,011	92,873	156,256	192,193
Other Income (loss)
Gain (loss) on investments, net	1,414	11,601	10,896	13,015	12,986
Equity in earnings of unconsolidated ventures	202	1,061	1,231	1,263	7,237
Gain (loss) on derivative instruments, net	(90,363)	(238,543)	56,003	(328,906)	(66,742)
Realized and unrealized credit derivative income (loss), net	17,228	8,410	614	25,638	21,976
Other investment income (loss), net	(2,745)	(318)	1,673	(3,063)	779
Total other income (loss)	(74,264)	(217,789)	70,417	(292,053)	(23,764)
Expenses
Management fee – related party	9,061	9,512	9,343	18,573	18,758
General and administrative	1,896	2,037	1,952	3,933	3,679
Consolidated securitization trusts (1)	—	—	2,256	—	4,412
Total expenses	10,957	11,549	13,551	22,506	26,849
Net income (loss)	(5,976)	(152,327)	149,739	(158,303)	141,580
Net income (loss) attributable to non-controlling interest	(75)	(1,883)	1,712	(1,958)	1,618
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(5,901)	(150,444)	148,027	(156,345)	139,962
Dividends to preferred stockholders	5,716	5,716	5,716	11,432	11,432
Net income (loss) attributable to common stockholders	(11,617)	(156,160)	142,311	(167,777)	128,530
Earnings (loss) per share:		—
Net income (loss) attributable to common stockholders		—
Basic	(0.10)	(1.38)	1.16	(1.49)	1.04
Diluted	(0.10)	(1.38)	1.06	(1.49)	1.00
Dividends declared per common share	0.40	0.40	0.45	0.80	0.90

(1)	The condensed consolidated statements of operations for the three and six months ended June 30, 2015 include income and expenses of consolidated variable interest entities.

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
In thousands	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income (loss)	(5,976)	(152,327)	149,739	(158,303)	141,580
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	117,116	121,460	(195,715)	238,576	(73,544)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(1,037)	(10,544)	(1,689)	(11,581)	(4,541)
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	3,238	12,924	16,313	16,162	35,458
Currency translation adjustments on investment in unconsolidated venture	274	(49)	—	225	—
Total other comprehensive income (loss)	119,591	123,791	(181,091)	243,382	(42,627)
Comprehensive income (loss)	113,615	(28,536)	(31,352)	85,079	98,953
Less: Comprehensive income (loss) attributable to non-controlling interest	(1,435)	341	357	(1,094)	(1,133)
Less: Dividends to preferred stockholders	(5,716)	(5,716)	(5,716)	(11,432)	(11,432)
Comprehensive income (loss) attributable to common stockholders	106,464	(33,911)	(36,711)	72,553	86,388

7

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	June 30, 2016	December 31, 2015
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value	15,625,027	16,065,935
Commercial loans, held-for-investment	272,502	209,062
U.S. Treasury securities, at fair value	152,701	—
Cash and cash equivalents	144,084	53,199
Due from counterparties	267,015	110,009
Investment related receivable	37,186	154,594
Accrued interest receivable	49,282	50,779
Derivative assets, at fair value	5,502	8,659
Other assets	108,283	115,072
Total assets	16,661,582	16,767,309
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	11,768,647	12,126,048
Secured loans	1,650,000	1,650,000
Exchangeable senior notes	395,800	394,573
Derivative liabilities, at fair value	447,738	238,148
Dividends and distributions payable	50,919	51,734
Investment related payable	87,668	167
Accrued interest payable	17,625	21,604
Collateral held payable	5,560	4,900
Accounts payable and accrued expenses	2,080	2,376
Due to affiliate	10,094	10,851
Total liabilities	14,436,131	14,500,401
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,583,435 and 113,619,471 shares issued and outstanding, respectively	1,116	1,136
Additional paid in capital	2,382,689	2,407,372
Accumulated other comprehensive income	558,954	318,624
Retained earnings (distributions in excess of earnings)	(1,028,354)	(771,313)
Total stockholders’ equity	2,199,621	2,241,035
Non-controlling interest	25,830	25,873
Total equity	2,225,451	2,266,908
Total liabilities and equity	16,661,582	16,767,309

8

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio. The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.   Certain prior period U.S. GAAP and non-GAAP financial measures have been revised to correct immaterial errors in accounting for premiums and discounts on non-Agency RMBS not of high credit quality. For further information, see Note 17 of the Company's condensed consolidated financial statements to be filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps); unrealized (gain) loss on derivative instruments, net; realized and unrealized change in fair value of GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; reclassification of amortization of net deferred swap losses on de-designated interest rate swaps to repurchase agreements interest expense; and an adjustment attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities, excluding securities for which we elected the fair value option and the valuation assigned to the debt host contract associated with its GSE CRTs in other comprehensive income on its consolidated balance sheets.

The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

9

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income (loss) attributable to common stockholders	(11,617)	(156,160)	142,311	(167,777)	128,530
Adjustments:
(Gain) loss on investments, net	(1,414)	(11,601)	(10,896)	(13,015)	(12,986)
Realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps of $24,985, $29,091, $46,011, $54,076, $91,619, respectively)	20,584	42,985	15,212	63,569	41,315
Unrealized (gain) loss on derivative instruments, net	44,794	166,467	(117,226)	211,261	(66,192)
Realized and unrealized change in fair value of GSE CRT embedded derivatives, net	(11,116)	(2,096)	6,591	(13,212)	(8,655)
(Gain) loss on foreign currency transactions, net	3,542	1,125	(996)	4,667	529
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	3,238	12,924	16,313	16,162	35,458
Subtotal	59,628	209,804	(91,002)	269,432	(10,531)
Adjustment attributable to non-controlling interest	(752)	(2,597)	1,041	(3,349)	119
Core earnings	47,259	51,047	52,350	98,306	118,118
Basic income (loss) per common share	(0.10)	(1.38)	1.16	(1.49)	1.04
Core earnings per share attributable to common stockholders (1)	0.42	0.45	0.43	0.87	0.96

(1)	Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income and believes coupon interest should be consistently considered a component of interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest paid on its interest rate swaps that is recorded as gain (loss) on derivative instruments and the reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company subtracts amortization of net deferred losses on de-designated interest rate swaps because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest paid on its interest rate swaps that is recorded as gain (loss) on derivative instruments, the amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense and GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net.

10

Exhibit 99.1

The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended June 30, 2016		Three Months Ended March 31, 2016		Three months ended June 30, 2015
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	118,807	3.07%	127,139	3.30%	163,229	3.18%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,112	0.16%	6,314	0.16%	6,157	0.12%
Effective interest income	124,919	3.23%	133,453	3.46%	169,386	3.30%

	Six Months Ended June 30,
	2016		2015
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	245,946	3.18%	334,766	3.27%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	12,426	0.16%	12,070	0.12%
Effective interest income	258,372	3.34%	346,836	3.39%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended June 30, 2016		Three Months Ended March 31, 2016		Three months ended June 30, 2015
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	39,562	1.17%	50,128	1.48%	70,426	1.54%
Less: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	(3,238)	(0.10)%	(12,924)	(0.38)%	(16,313)	(0.36)%
Add: Net interest paid - interest rate swaps recorded as gain (loss) on derivative instruments, net	24,985	0.74%	29,091	0.86%	46,011	1.01%
Effective interest expense	61,309	1.81%	66,295	1.96%	100,124	2.19%

11

Exhibit 99.1

	Six Months Ended June 30,
	2016		2015
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	89,690	1.33%	142,705	1.57%
Less: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	(16,162)	(0.24)%	(35,458)	(0.39)%
Add: Net interest paid - interest rate swaps recorded as gain (loss) on derivative instruments, net	54,076	0.80%	91,619	1.01%
Effective interest expense	127,604	1.89%	198,866	2.19%

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended June 30, 2016		Three Months Ended March 31, 2016		Three months ended June 30, 2015
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	79,245	1.90%	77,011	1.82%	92,803	1.64%
Add: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	3,238	0.10%	12,924	0.38%	16,313	0.36%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,112	0.16%	6,314	0.16%	6,157	0.12%
Less: Net interest paid - interest rate swaps recorded as gain (loss) on derivative instruments, net	(24,985)	(0.74)%	(29,091)	(0.86)%	(46,011)	(1.01)%
Effective net interest income	63,610	1.42%	67,158	1.50%	69,262	1.11%

	Six Months Ended June 30,
	2016		2015
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	156,256	1.85%	192,061	1.70%
Add: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	16,162	0.24%	35,458	0.39%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	12,426	0.16%	12,070	0.12%
Less: Net interest paid - interest rate swaps recorded as gain (loss) on derivative instruments, net	(54,076)	(0.80)%	(91,619)	(1.01)%
Effective net interest income	130,768	1.45%	147,970	1.20%

12

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of June 30, 2016 and March 31, 2016. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
June 30, 2016

$ in thousands	Agency RMBS (1)	Residential Credit (2)	Commercial Credit (3)	Exchangeable Senior Notes	Total
Investments	10,182,071	2,862,215	3,038,981	—	16,083,267
Cash and cash equivalents (4)	65,938	40,720	37,426	—	144,084
Derivative assets, at fair value (5)	—	—	5,502	—	5,502
Other assets	355,728	7,834	65,167	—	428,729
Total assets	10,603,737	2,910,769	3,147,076	—	16,661,582

Repurchase agreements	8,504,046	2,232,236	1,032,365	—	11,768,647
Secured loans (6)	475,349	—	1,174,651	—	1,650,000
Exchangeable senior notes	—	—	—	395,800	395,800
Derivative liabilities, at fair value	447,658	—	80	—	447,738
Other liabilities	131,059	19,900	17,098	5,889	173,946
Total liabilities	9,558,112	2,252,136	2,224,194	401,689	14,436,131

Total equity (allocated)	1,045,625	658,633	922,882	(401,689)	2,225,451
Adjustments to calculate repurchase agreement debt-to-equity:
Net equity in unsecured assets and exchangeable senior notes (7)	—	—	(305,539)	401,689	96,150
Collateral pledged against secured loans	(563,450)	—	(1,392,360)	—	(1,955,810)
Secured loans	475,349	—	1,174,651	—	1,650,000
Equity related to repurchase agreement debt	957,524	658,633	399,634	—	2,015,791
Debt-to-equity ratio (8)	8.6	3.4	2.4	NA	6.2
Repurchase agreement debt-to-equity ratio (9)	8.9	3.4	2.6	NA	5.8

(1)	Investments in U.S. Treasury securities are included in agency RMBS.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(4)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(5)	Derivative assets are allocated based on the hedging strategy for each class.

(6)	Secured loans are allocated based on amount of collateral pledged.

(7)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures and exchangeable senior notes.

(8)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(9)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

13

Exhibit 99.1

March 31, 2016

$ in thousands	Agency RMBS (1)	Residential Credit (2)	Commercial Credit (3)	Exchangeable Senior Notes	Total
Investments	9,396,359	3,035,757	3,019,192	—	15,451,308
Cash and cash equivalents (4)	21,955	16,794	12,587	—	51,336
Derivative assets, at fair value (5)	—	—	702	—	702
Other assets	306,249	17,781	65,728	—	389,758
Total assets	9,724,563	3,070,332	3,098,209	—	15,893,104

Repurchase agreements	7,916,802	2,257,422	1,012,935	—	11,187,159
Secured loans (6)	492,621	—	1,157,379	—	1,650,000
Exchangeable senior notes	—	—	—	395,187	395,187
Derivative liabilities, at fair value	397,923	—	220	—	398,143
Other liabilities	52,634	30,183	16,302	889	100,008
Total liabilities	8,859,980	2,287,605	2,186,836	396,076	13,730,497

Total equity (allocated)	864,583	782,727	911,373	(396,076)	2,162,607
Adjustments to calculate repurchase agreement debt-to-equity:
Net equity in unsecured assets and exchangeable senior notes (7)	—	—	(317,242)	396,076	78,834
Collateral pledged against secured loans	(587,957)	—	(1,381,364)	—	(1,969,321)
Secured loans	492,621	—	1,157,379	—	1,650,000
Equity related to repurchase agreement debt	769,247	782,727	370,146	—	1,922,120
Debt-to-equity ratio (8)	9.7	2.9	2.4	NA	6.1
Repurchase agreement debt-to-equity ratio (9)	10.3	2.9	2.7	NA	5.8

(1)	Investments in U.S. Treasury securities are included in Agency RMBS.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(4)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(5)	Derivative assets are allocated based on the hedging strategy for each class.

(6)	Secured loans are allocated based on amount of collateral pledged.

(7)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures and exchangeable senior notes.

(8)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(9)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's earning assets for the following periods.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	2,245,998	1,560,925	1,747,623	1,903,463	1,748,306
30 year fixed-rate, at amortized cost	3,797,400	3,945,655	4,400,782	3,871,527	4,490,257
ARM, at amortized cost	362,067	410,749	446,754	386,408	453,651
Hybrid ARM, at amortized cost	2,883,494	3,096,649	3,270,461	2,990,071	3,069,675
Agency - CMO, at amortized cost	384,949	404,443	438,549	394,696	442,374
Non-Agency RMBS, at amortized cost	2,231,510	2,422,438	2,754,926	2,326,974	2,811,950
GSE CRT, at amortized cost	635,953	676,169	662,188	656,061	656,298
CMBS, at amortized cost	2,623,578	2,675,219	3,195,123	2,649,398	3,233,156
U.S. Treasury securities, at amortized cost	23,682	—	—	11,842	—
Residential loans, at amortized cost	—	—	3,480,101	—	3,422,035
Commercial loans, at amortized cost	275,631	239,201	158,312	258,961	152,231
Average earning assets	15,464,262	15,431,448	20,554,819	15,449,401	20,479,933
Average Earning Asset Yields (1):
Agency RMBS:
15 year fixed-rate	1.87%	2.40%	2.04%	2.08%	2.13%
30 year fixed-rate	2.74%	2.97%	2.69%	2.86%	2.85%
ARM	2.30%	2.42%	1.99%	2.36%	2.35%
Hybrid ARM	2.10%	2.28%	1.88%	2.19%	2.06%
Agency - CMO	2.55%	2.80%	3.15%	2.68%	3.44%
Non-Agency RMBS	4.74%	4.90%	4.77%	4.82%	4.84%
GSE CRT(2)	0.86%	0.85%	0.51%	0.85%	0.50%
CMBS	4.37%	4.38%	4.40%	4.38%	4.37%
U.S. Treasury securities	1.05%	—%	—%	1.05%	—%
Residential loans	—%	—%	3.48%	—%	3.49%
Commercial loans	8.44%	8.09%	8.55%	8.28%	8.54%
Average earning asset yields	3.07%	3.30%	3.18%	3.18%	3.27%
Average Borrowings*:
Agency RMBS (3)	8,584,572	8,546,280	9,166,962	8,565,425	9,099,236
Non-Agency RMBS	1,805,286	1,952,569	2,534,973	1,878,927	2,584,839
GSE CRT	473,270	451,248	495,605	462,259	475,057
CMBS (3)	2,162,450	2,187,472	2,663,097	2,174,962	2,664,131
U.S. Treasury securities	50,192	—	—	25,096	—
Exchangeable senior notes	395,596	394,982	393,129	395,289	392,823
Asset-backed securities issued by securitization trusts	—	—	3,018,775	—	2,969,238
Total borrowed funds	13,471,366	13,532,551	18,272,541	13,501,958	18,185,324
Maximum borrowings during the period (4)	13,814,447	13,896,215	18,364,746	13,896,215	18,416,608

15

Exhibit 99.1

Average Cost of Funds (5):
Agency RMBS (3)	0.65%	0.66%		0.35%		0.65%		0.35%
Non-Agency RMBS	1.85%	1.80%		1.57%		1.82%		1.54%
GSE CRT	2.08%	2.19%		1.63%		2.13%		1.66%
CMBS (3)	1.11%	1.14%		0.92%		1.13%		0.91%
U.S. Treasury securities	0.14%	—%		—%		0.19%		—%
Exchangeable senior notes	5.68%	5.68%		5.71%		5.68%		5.71%
Asset-backed securities issued by securitization trusts	—%	—%		2.96%		—%		2.98%
Unhedged cost of funds (6)	1.07%	1.10%		1.18%		1.09%		1.18%
Hedged / Effective cost of funds (non-GAAP measure)	1.81%	1.96%		2.19%		1.89%		2.19%
Average Equity (7):	2,027,490	1,939,249		2,458,210		1,983,370		2,455,590
Average debt-to-equity ratio (average during period)	6.6x	7.0	x	7.4	x	6.8	x	7.4x
Debt-to-equity ratio (as of period end)	6.2x	6.1	x	6.9	x	6.2	x	6.9x

*	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(1)
Average earning asset yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)
GSE CRT average earning asset yield excludes coupon interest associated with embedded derivatives not accounted for under the fair value option recorded as realized and unrealized credit derivative income (loss), net.

(3)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(4)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(5)	Average cost of funds is calculated by dividing annualized interest expense by the Company's average borrowings.

(6)	Excludes reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense.

(7)	Average equity is calculated based on a weighted balance basis.

16